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                                                                    EXHIBIT 23.2


                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
                -------------------------------------------------

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 2004 on our audits of the consolidated financial statements of Outdoor Channel Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2003 and 2002, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 previously filed by Outdoor Channel Holdings, Inc. with the Securities and Exchange Commission.


/s/ J.H. Cohn LLP

November 11, 2004